Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-208188, 333-159513, 333-115713, 033-54158) of Quaker Chemical Corporation of our report dated June 20, 2019, relating to the financial statements and supplemental schedule of the Quaker Chemical Corporation Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
June 20, 2019